As filed with the Securities and Exchange Commission on October 13, 2011

Registration No. 333-172770

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to the

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carroll Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	27-5463184
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1321 Liberty Road

Sykesville, Maryland 21784

(410) 795-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Russell J. Grimes

President and Chief Executive Officer

Carroll Community Bank

1321 Liberty Road

Sykesville, Maryland 21784

(410) 795-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frank C. Bonaventure, Esq.

Ober, Kaler, Grimes & Shriver, P.C.

100 Light Street

Baltimore, Maryland 21202

(410) 685-1120

Approximate date of commencement of proposed sale to the public: Sale to the public concluded on October 12, 2011.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-172770) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Common Stock

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-172770) originally filed by Carroll Bancorp, Inc. (the “Registrant”) with the Securities and Exchange Commission on March 11, 2011 (as amended, the “Registration Statement”). The Registration Statement registered 515,775 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), for issuance by the Registrant pursuant to its offering of its Common Stock in connection with the proposed conversion of Carroll Community Bank from a mutual savings bank to a commercial bank. The Registrant sold an aggregate of 359,456 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 156,319 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sykesville, State of Maryland on October 13, 2011.

CARROLL BANCORP, INC.

By:	/s/ Russell J. Grimes
Russell J. Grimes
President, Chief Executive Officer and Director (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Russell J. Grimes Russell J. Grimes	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2011

/s/ Michael J. Gallina Michael J. Gallina	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2011

/s/ C. Todd Brown* C. Todd Brown	Chairman of the Board	October 13, 2011

/s/ R. Wayne Barnes* R. Wayne Barnes	Director	October 13, 2011

/s/ Gilbert L. Fleming* Gilbert L. Fleming	Director	October 13, 2011

/s/ Brian L. Haight* Brian L. Haight	Vice-Chairman	October 13, 2011

/s/ Nancy L. Parker* Nancy L. Parker	Director	October 13, 2011

/s/ Charles E. Wehland* Charles E. Wehland	Director	October 13, 2011

*By:	/s/ Russell J. Grimes
Russell J. Grimes, pursuant to power of attorney